UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 12, 2025

Talen Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37388	47-1197305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(Address of principal executive offices) (Zip Code)
(888) 211-6011
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TLN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Talen Energy Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on May 7, 2025. At the Annual Meeting, the Company’s stockholders approved the Talen Energy Corporation 2025 Employee Stock Purchase Plan, as amended and restated (the “ESPP”), which had been previously approved by the Company’s Board of Directors, subject to stockholder approval. The ESPP is designed to allow eligible employees of the Company to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a 15% discount with their accumulated payroll deductions. Up to 3,500,000 shares of Common Stock are authorized for issuance pursuant to the ESPP. A further description of the ESPP is set forth in Proposal 4 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2025 (the “Proxy Statement”).
The foregoing description of the ESPP is not complete and is qualified in its entirety by reference to the full text of the ESPP, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2025, and the terms of which are incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As described above, the Company held the Annual Meeting on May 7, 2025. At the Annual Meeting, the Company’s stockholders voted on the following proposals, each of which is described in more detail in the Proxy Statement. The final voting results for each proposal are set forth below.
Proposal 1: Election of Directors

	FOR	WITHHELD	BROKER NON-VOTES
Stephen Schaefer	37,358,495	52,658	2,743,217
Mark “Mac” McFarland	37,363,399	47,754	2,743,217
Gizman Abbas	36,883,485	527,668	2,743,217
Anthony Horton	37,329,684	81,469	2,743,217
Karen Hyde	37,329,942	81,211	2,743,217
Joseph Nigro	37,210,043	201,110	2,743,217
Christine Benson Schwartzstein	37,296,087	115,066	2,743,217
As a result, the above individuals were elected to serve on the Company’s Board of Directors until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation, or removal.
Proposal 2: Approval, on a Non-Binding Advisory Basis, of 2024 Named Executive Officer Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,207,624	3,002,189	201,340	2,743,217
As a result, the 2024 compensation of the Company’s named executive officers (“NEOs”) was approved on an advisory basis.
Proposal 3: Approval, on a Non-Binding Advisory Basis, of the Frequency of Future Advisory Votes on NEO Compensation

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
36,722,621	8,723	486,155	193,654	2,743,217
As a result, the frequency of every one year for future advisory votes on NEO compensation was approved on an advisory basis. After considering these results, the Company determined that it would hold an advisory vote on NEO compensation every one year until the next stockholder vote on the preferred frequency.

Proposal 4: Approval of the Company’s 2025 Employee Stock Purchase Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
37,277,996	71,696	61,461	2,743,217
As a result, the ESPP was approved.
Proposal 5: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025.

FOR	AGAINST	ABSTAIN
40,075,604	74,750	4,016
As a result, the Company’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was ratified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION
Date:	May 12, 2025	By:	/s/ Terry L. Nutt
		Name:	Terry L. Nutt
		Title:	Chief Financial Officer
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